UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

QUANTUM ENERGY INC.
(Name of small business in its charter)

Nevada	333-225892	98-0428608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3825 Rockbottom
North Las Vegas, NV
89030
(Address of principal executive offices)
Registrant's telephone number: 702-323-6455

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes  ☒  No

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2022, the Company had the following appointments and resignations of its officers and directors. Except as set forth below, there are no other changes to the Company’s officers and directors.

Douglas C. Bean

On March 14, 2022, Quantum Energy Inc. (“the Company”) accepted the resignation of Mr. Douglas C Bean as its Treasurer. Mr. Bean resigned from his position as Treasurer and will continue to serve as a director of the Company. Mr. Bean has served as a director of the Company since October 22, 2020. Mr. Bean is a Co-Founder of Inductance Energy Corporation, and Co-Founder & Manager of WYO TECH Investment Group, LLC, a Wyoming company, founded in June of 2016 to the present. Along with his more than 30-year career in private finance, his eclectic career has utilized his talents while employed by Hilton Hotels & Mirage Resorts as a Credit & International Marketing Executive for over 10 years from 1989 to 2000. Mr. Bean lived and worked in Japan and is fluent in the culture and language. Mr. Bean has held primary responsibility for developing business from Japan, Thailand, & Malaysia; as well as USA domestic clients. Mr. Bean attended Brigham Young University and the University of Nevada at Las Vegas, and is also an accomplished vocalist and actor including employment in his youth at the Disney Corporation.

Craig Kitchen

On March 14, 2022, Craig Kitchen was appointed to the Company’s board of directors. Mr. Kitchen served as the Chief Commercial Officer for IAR Aircraft Services from August 2017 to September 2018. IAR Aircraft Services operates a fleet of C-130 aircraft in support of private global airlift and forest fire suppression. Mr. Kitchen served as Chief Commercial/Operations Officer for MD Helicopters (fmr. McDonnell Douglas Helicopter) from July 2007 to August 2017. His responsibilities included overseeing the development of commercial and military aircraft contracts. Mr. Kitchen has extensive public and private experience in finance. Prior to his retirement in 2017, from MD Helicopters, he was responsible for and signed a contract with the United States Army for $1.34 billion. Mr. Kitchen also served as Chief Executive Officer of Eagle Picher from 2002 to 2005. Mr. Kitchen earned a Bachelor of Science degree from the United States Air Force Academy in 1974 and is a retired United Airforce flight officer, flight instructor, and combat veteran. Mr. Kitchen also earned a Masters of Business Administration from the University of Northern Colorado in 1982.

On June 14, 2021, the Company issued 30,000 Series D Preferred Shares to Mr. Kitchen for services rendered, which it valued at $30.00.

Anthony Ker

On March 14, 2022, Anthony Ker, the Company’s current Secretary and Director, also became its Treasurer. Mr. Ker has served as Secretary and Director of the Company from October 22, 2020 to the present. From January 2014 to the present, he has also served as CFO at Ridgeline Canada Inc., an environmental services company that provides consulting services to the Oil and Gas industry. Mr. Ker has extensive experience in both public and private finance and growth management. Since December 2008, Mr. Ker has also served as Interim CEO/and Executive Director of RDX Technologies, Inc., a publicly-traded company. Mr. Ker is a director of Inductance Energy Corporation, and he has held this position since June 2018. Prior to these positions, Mr. Ker held various leadership positions as Director of search minerals (Rare Earth Exploration and mine development), CEO at Gryphon Gold Corporation (Gold mining), Transcontinental Printing Inc., National Gold Corporation (EVP, Gold mining), International Forest Products and Weldwood of Canada. Mr. Ker earned a Bachelor of Science degree in Forestry from the University of British Columbia in 1979.

There are no family relationships between Mr. Kitchen, Mr. Bean or Anthony Kerr and any other director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2022

Quantum Energy Inc.

By:	/S/ Harry Ewert
By:	Harry Ewert
President and Chief Executive Officer